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                                                                 EXHIBIT 10.27.3


                                               February 28, 2001



Mitsui & Co., Ltd.
First Motor Vehicles Div.
2-1, Ohtemachi 1-Chome, Chiyoda-ku
Tokyo, Japan 100-0004


Mitsui & Co. (U.S.A.), Inc.
200 Park Avenue
New York, New York  10166

Dear Ladies and Gentlemen:

         Reference is made to the Purchase Agreement, dated as of January 31, 2001 (the "Purchase Agreement"), by and between Mitsui & Co., Ltd. ("Mitsui Japan") and United Auto Group, Inc. ("UAG") pursuant to which, among other things, Mitsui and Mitsui & Co., (U.S.A.), Inc. (together "Mitsui") will acquire 1,302,326 shares of Voting Common Stock of UAG (the "Shares") on the Closing Date. Capitalized terms used in this letter (the "Letter Agreement") but not defined herein have the meanings ascribed to them in the Purchase Agreement. In order to induce Mitsui to purchase the Shares, Penske Corporation ("Penske") hereby agrees as follows:

         1. By this Letter Agreement, Mitsui and UAG agree to amend the third line of the preamble to the Purchase Agreement to read as follows: "and Mitsui & Co., Ltd., a Japanese Company, and Mitsui & Co., (U.S.A.), Inc., a New York corporation (the "Purchaser"),"

         2. Prior to the second anniversary of the Closing Date, Penske shall not make any direct or indirect sale or transfer of any Voting Common Stock of UAG owned by it or Penske Automotive Holdings Corp. in a private transaction (a "Private Sale") unless, prior to making such Private Sale, Penske gives to Mitsui a written notice (the "Penske Tag-Along Notice") of the proposed Private Sale and its terms and conditions and offers to Mitsui the opportunity to participate in such sale in accordance with this Section 2. Within ten Business Days (as defined in the Amended and Restated Stockholders Agreement, dated as of February 28, 2001, by and among AIF II, L.P., Aeneas Venture Corporation, International Motor Cars Group I, L.L.C., International Motor Cars Group II, L.L.C., Mitsui & Co., Ltd. and UAG ) of the date of Penske's Tag-Along Notice, Mitsui shall notify Penske if it elects to participate in such Private Sale. If Mitsui fails to notify Penske within such ten Business Day period, it shall be deemed to have waived its right to participate in such Private Sale. If Mitsui notifies Penske that Mitsui wishes to
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participate in such Private Sale, Mitsui shall have the right to sell in such
Private Sale, a number of Shares equal to the Voting Common Stock of UAG that the purchaser in such Private Sale actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares held by Mitsui at such time and the denominator of which shall be the aggregate number of shares of Common Stock held by Mitsui, Penske and/or, Penske Automotive Holdings Corp., as the case may be at such time, at the same price per share and on the same terms and conditions as Penske.

         3. For so long as Mitsui holds at least 2.5% of the Common Stock of UAG, (i) Penske will, and will cause Penske Automotive Holdings Corp., and all its other Affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) except International Motor Cars Group I, L.L.C. and International Motor Cars Group II, L.L.C. (collectively, the "Penske Affiliates") to vote, all of the voting securities of UAG beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by it in favor of the person to be nominated as a director of UAG by Mitsui and take all other reasonable action to cause such person to be elected as one of the directors of UAG, and (ii) Mitsui will, and will cause its Affiliates (as defined in Rule 405 under the Securities Act of 1933, as amended) to vote, all of the voting securities of UAG beneficially owned (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) by it in favor of the persons to be nominated as directors of UAG by the Penske Affiliates and take all other reasonable action to cause such persons to be elected as directors of UAG. If Mitsui elects not to designate a person for the position of director of UAG, UAG will permit the observer designated by Mitsui to participate in all meetings of the board of directors of UAG. In addition, for so long as Mitsui holds at least 2.5% of the Common Stock of UAG, UAG will appoint to a senior executive position of UAG the nominee selected by Mitsui and any replacement of such person designated by Mitsui from time to time, provided that, after the date hereof, the parties shall negotiate in good faith appropriate compensation arrangements for such person.

         4. If, after the date hereof, Mitsui acquires additional Voting Common Stock of UAG such that following such purchase Mitsui will hold, in the aggregate 5% or more, on a fully diluted basis, of the common equity of UAG, UAG will enter into an amendment of the Registration Rights Agreement, dated as of February 28, 2001, by and between UAG and Mitsui, pursuant to which Mitsui's incidental registration rights to include Voting Common Stock of UAG in a registered offering of Common Stock of UAG under the Securities Act of 1933, as amended, will be subject to reduction on a pro rata basis with Penske and Penske Automotive Holdings Corp. in the event of a limitation on the number of shares to be included in such offering.

         5. This Letter Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof which might result in the application of the laws of any other jurisdiction. Each party to this Letter Agreement, (i) irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Letter Agreement, and in respect of the




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transaction contemplated hereby, and (ii) agrees that service of any process, summons or notice by international courier shall be effective service of process for any action or proceeding brought against it in any such court.

         6. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. All signatures need not appear on any one counterpart.

         7. This Letter Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.




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         Please acknowledge the foregoing agreement by signing the enclosed original of this Letter Agreement and returning the original to the undersigned.

                                    Very truly yours,

                                    PENSKE CORPORATION



                                    By  /s/ Robert H. Kurnick, Jr.
                                        --------------------------
                                        Name: Robert H. Kurnick, Jr.
                                        Title: Executive Vice President


                                    UNITED AUTO GROUP, INC.

                                    By /s/ Randall E. Seymore
                                       ----------------------
                                    Name: Randall E. Seymore
                                    Title: Vice President

Agreed to by:

MITSUI & CO., LTD.

By   /s/ Motokazu Yoshida
  -----------------------
     Name: Motokazu Yoshida
     Title: Operating Officer, Motor Vehicles
           Marine and Aerospace Group


MITSUI & CO. (U.S.A.), INC.

By   /s/ Shozaburo Maruyama
  -------------------------
     Name: Shozaburo Maruyama
     Title: Senior Vice President and
           General Manager, Second Machinery Division






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